Exhibit 99.2

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

FIRST QUARTER 2006 HIGHLIGHTS

•	Total revenues increased to $320.4 million

•	Adjusted EBITDA increased to $216.3 million

•	Cash provided by operating activities increased to $151.7 million

•	Repurchased $293.2 million of its Class A common stock to date

Boston, Massachusetts – April 26, 2006 – American Tower Corporation (NYSE: AMT) today reported financial results for the first quarter ended March 31, 2006.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “American Tower made significant progress over the past quarter. We have substantially completed the integration related to our merger with SpectraSite, while continuing to deliver strong performance across our entire portfolio. When compared to pro forma results for the first quarter of 2005, our revenues and Adjusted EBITDA grew 14% and 29%, respectively. Additionally, we continue to lead the industry in operating margins, which are now meeting our pre-merger levels.

“With our solid first quarter results and the strong performance of our wireless carrier customers, we expect to continue to deliver strong operating results as we focus on leveraging the quality of our diversified tower portfolio and integrated operations to meet our customers’ needs. We are excited to build on our operational momentum as we continue to refine our processes to decrease our cycle times and improve our service to our customers, enabling them to deploy their networks in a cost effective, time efficient manner.”

First Quarter 2006 Operating Highlights

American Tower generated the following operating results for the quarter ended March 31, 2006 (unless otherwise indicated, all comparative information is compared against the quarter ended March 31, 2005):

Total revenues increased 74% to $320.4 million and rental and management segment revenues increased 74% to $316.3 million, of which $108.5 million was attributable to SpectraSite. Revenue for the quarter ended March 31, 2006 included approximately $4.3 million of net positive non-recurring items. Rental and Management Segment Gross Margin increased 76% to $240.2 million, of which $77.1 million was attributable to SpectraSite. Rental and Management Segment Operating Profit increased 80% to $224.5, of which $71.9 million was attributable to SpectraSite. Adjusted EBITDA increased 83% to $216.3 million, of which $68.9 million was attributable to SpectraSite. Adjusted EBITDA Margin was 67%.

(Continued)

Income from operations increased to $69.0 million, of which $14.9 million was attributable to SpectraSite. Loss from continuing operations decreased to $2.2 million, which includes $9.1 million of income from continuing operations attributable to SpectraSite. Net loss decreased to $2.6 million, or $(0.01) per share, which includes $9.1 million of net income attributable to SpectraSite

Free Cash Flow was $123.3 million, of which $52.0 million was attributable to SpectraSite. Free Cash Flow was comprised of $151.7 million of cash provided by operating activities less $28.4 million of payments for purchase of property and equipment and construction activities, including $11.4 million of discretionary capital spending. The Company completed the construction of 54 towers and the installation of 13 in-building systems during the quarter.

Please refer to the definitions of non-GAAP and defined financial measures, including Rental and Management Segment Gross Margin, Rental and Management Segment Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, and reconciliations to GAAP measures on page 9 and to the supplemental schedules for selected American Tower and SpectraSite stand-alone financial information on page 8.

Stock Repurchase Program and Financing Highlights

The Company has repurchased a total of 9.9 million shares of its Class A common stock to date, for approximately $293.2 million, as part of its previously announced $750 million stock repurchase program. During the quarter ended March 31, 2006, the Company repurchased approximately 5.5 million shares of its Class A common stock for approximately $165.5 million, and, as of April 26, 2006, had repurchased an additional 1.6 million shares of its Class A common stock for approximately $51.1 million subsequent to the end of the first quarter of 2006. The Company expects to complete this stock repurchase program in the second half of 2006, and upon completion, expects that it will continue its stock repurchase activity by extending or supplementing the current program with additional repurchases.

As previously reported, the Company completed the redemption of all outstanding 12.25% senior subordinated discount notes of American Towers, Inc. (ATI 12.25% Notes) in February 2006. During the quarter ended March 31, 2006, the warrants associated with the ATI 12.25% notes became exercisable, and the Company issued an aggregate of 9.7 million shares of its Class A common stock upon the exercise of 0.7 million warrants. A summary of stock repurchase and issuance activity that occurred during the quarter ended March 31, 2006 is included on page 8 of this release.

Second Quarter and Full Year 2006 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of April 26, 2006. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Second Quarter 2006			Full Year 2006
Rental and management segment revenue	$314	to	$318	$1,270	to	$1,290
Rental and management segment gross margin	$233	to	$238	$948	to	$971
Services segment revenue	$3	to	$4	$12	to	$16
Services segment gross margin	$2	to	$2	$7	to	$7
Total revenue	$317	to	$322	$1,282	to	$1,306
Total gross margin	$235	to	$240	$955	to	$978
Adjusted EBITDA	$210	to	$214	$855	to	$875
Interest expense	$56	to	$54	$230	to	$220
Income from continuing operations	$1	to	$3	$1	to	$25
Payments for purchase of property and equipment and construction activities (1)	$30	to	$35	$110	to	$130

(1)	The Company’s full year 2006 outlook for capital expenditures includes $55 million to $75 million for the construction of approximately 275 new wireless towers, the installation of 40 in-building systems and $10 million of land purchases.

(Continued)

The reconciliation of income from continuing operations to Adjusted EBITDA is as follows:

($ in millions)	Second Quarter 2006			Full Year 2006
Income from continuing operations (1)	$1	to	$3	$1	to	$25
Depreciation, amortization and accretion (2)	$138	to	$136	$543	to	$537
Interest Expense	$56	to	$54	$230	to	$220
Other (3)	$15	to	$21	$81	to	$93

Adjusted EBITDA	$210	to	$214	$855	to	$875

(1)	The Company has not reconciled Adjusted EBITDA to net loss because it does not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.

(2)	Depreciation, amortization and accretion expense included in the calculation of income from continuing operations is based on the preliminary purchase price allocation of SpectraSite and is subject to change.

(3)	Other includes impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, interest income, loss on retirement of long-term obligations, earnings (loss) on equity method investments, other (expense) income, income tax (provision) benefit and minority interest in net earnings of subsidiaries.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. EST to discuss its first quarter results for 2006 and the Company’s outlook for the second quarter and full year 2006. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047 and International: (706) 645-9644, access code 7942482. A replay of the call will be available from 11:30 a.m. EST April 26, 2006 until 11:00 p.m. EST May 3, 2006. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 7942482. American Tower will also sponsor a live simulcast of the call on its website, http://investor.americantower.com. When available, a replay of the call will be accessible on the Company’s website.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in the United States, Mexico and Brazil. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Rental and Management Segment Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Rental and Management Segment Operating Profit as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, corporate expenses, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, non-cash stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted

(Continued)

EBITDA Margin as a percentage of Adjusted EBITDA over total revenues. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Rental and Management Segment Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP measures are included above and on page 9 of this press release. The Company’s results under GAAP are set forth in the financial statements attached as pages 5 to 7 of this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our second quarter and full year 2006 Outlook, stock repurchase program and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) status of Iusacell Celular’s financial restructuring exposes us to risks and uncertainties; (9) we may not realize the intended benefits of the merger if we are unable to integrate SpectraSite’s operations, wireless communication tower portfolio, customers and personnel in a timely and efficient manner, which could adversely affect our business and the value of our Class A common stock; (10) we expect to incur substantial expenses related to the integration of SpectraSite; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; and (19) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2005 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$85,573	$112,701
Accounts receivable, net	33,216	33,942
Prepaid and other current assets	77,266	47,876
Deferred income taxes	31,359	31,359

Total current assets	227,414	225,878

Property and equipment, net	3,386,262	3,460,526
Goodwill and other intangible assets, net	4,168,736	4,219,863
Deferred income taxes	500,029	504,659
Notes receivable and other long-term assets	384,991	357,294

Total	$8,667,432	$8,768,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$175,010	$175,558
Accrued interest	52,652	37,850
Current portion of long-term obligations	1,783	162,153
Unearned revenue	71,090	77,655

Total current liabilities	300,535	453,216

Long-term obligations	3,607,768	3,451,276
Other long-term liabilities	337,578	327,354

Total liabilities	4,245,881	4,231,846

Minority interest in subsidiaries	9,922	9,794

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,288	4,156
Additional paid-in capital	7,361,766	7,317,668
Accumulated deficit	(2,713,578)	(2,710,993)
Unearned compensation		(2,497)
Accumulated other comprehensive income (loss)	5,624	(803)
Treasury stock	(246,471)	(80,951)

Total stockholders’ equity	4,411,629	4,526,580

Total	$8,667,432	$8,768,220

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
REVENUES:
Rental and management	$316,259	$181,570
Network development services	4,150	2,785

Total operating revenues	320,409	184,355

OPERATING EXPENSES:
Rental and management	79,541	48,225
Network development services	2,071	1,432
Depreciation, amortization and accretion	133,261	81,971
Selling, general, administrative and development expense (including non-cash stock compensation expense in 2006 of $8,954)(1)	34,975	19,698
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	1,514	2,777

Total operating expenses	251,362	154,103

INCOME FROM OPERATIONS	69,047	30,252

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,498
Interest income	1,358	699
Interest expense	(54,257)	(54,716)
Loss on retirement of long-term obligations	(21,577)	(15,042)
Other income	3,729	670

Total other expense	(67,249)	(64,891)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	1,798	(34,639)

Income tax (provision) benefit	(3,812)	4,338
Minority interest in net earnings of subsidiaries	(257)	(55)
Income (loss) on equity method investments	4	(1,098)

LOSS FROM CONTINUING OPERATIONS	(2,267)	(31,454)
LOSS FROM DISCONTINUED OPERATIONS, NET	(318)	(107)

NET LOSS	$(2,585)	$(31,561)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.01)	$(0.14)
Loss from discontinued operations

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	417,379	230,158

(1)	Please note that the Company has consolidated all of its overhead expenses into one line-item entitled “selling, general, administrative and development expense”. Previously, the Company allocated overhead specific to its rental and management segment to rental and management operating expenses and overhead specific to its services segment to services operating expenses. Please refer to page 8 for a breakout of selling, general, administrative and development expense into the Company’s previous classifications.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(2,585)	$(31,561)
Non-cash items reflected in statements of operations	169,557	109,829
(Increase) decrease in assets	(30,762)	13,606
Increase in liabilities	15,486	681

Cash provided by operating activities	151,696	92,555

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(28,376)	(15,881)
Payments for acquisitions	(724)	(932)
Payment for acquisition of Mexico minority interest		(7,270)
Proceeds from sale of businesses and other long-term assets	1,636	910
Deposits and other investing activities	(50)	(310)

Cash used for investing activities	(27,514)	(23,483)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	179,000
Repayment of notes payable, credit facilities and capital leases	(182,024)	(169,086)
Purchases of Class A common stock	(162,680)
Net proceeds from stock options and warrants	16,179	7,500
Deferred financing costs and other financing activities	(1,785)	(246)

Cash used for financing activities	(151,310)	(161,832)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(27,128)	(92,760)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	112,701	215,557

CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,573	$122,797

CASH PAID FOR INCOME TAXES	$7,333	$958

CASH PAID FOR INTEREST	$34,971	$37,255

UNAUDITED SUPPLEMENTAL INFORMATION

Selected Operating Results

($ in thousands)

	Three Months Ended, March 31, 2006
	American Tower	SpectraSite	Consolidated
Selected Income Statement Results:
Total revenue	$211,946	108,463	$320,409
Total operating expense	(50,283)	(31,329)	(81,612)
Selling, general, administrative and development expense	(23,520)	(11,455)	(34,975)
Add: non-cash stock-based compensation expense	5,695	3,259	8,954
Interest income, TV Azteca, net	3,498		3,498

Adjusted EBITDA	$147,336	$68,938	$216,274

Selling, General, Administrative and Development Expense Breakout:
Rental & management segment overhead	$10,466	$5,280	$15,746
Services segment overhead	1,053		1,053
Corporate expenses	6,306	2,916	9,222
Non-cash stock-based compensation expense	5,695	3,259	8,954

Total selling, general, administrative and development expense	$23,520	$11,455	$34,975

Selected Statement of Cash Flows Results:
Cash provided by operating activities	$92,743	$58,953	$151,696
Payments for purchase of property and equipment and construction activities
Discretionary	8,493	2,858	11,351
Improvements/Augumentation	12,046	4,074	16,120
Corporate	905		905

Total	21,444	6,932	28,376

Selected Balance Sheet Detail ($ in millions)
	March 31, 2006
	American Tower	SpectraSite	Consolidated
Long-term obligations summary, including current portion
Credit Facilities	$972	$700	$1,672
7.250% Senior Subordinated Notes, due 2011	400		400
7.500% Senior Notes, due 2012	225		225
7.125% Senior Notes, due 2012	502		502
5.000% Convertible Notes, due 2010	276		276
3.250% Convertible Notes, due 2010	130		130
3.000% Convertible Notes, due 2012	344		344
Other debt	61		61

Total debt	$2,910	$700	$3,610
Cash and cash equivalents	66	20	86

Net debt (Total debt less Cash and cash equivalents)	$2,844	$680	$3,524

Share Count Rollforward (in millions)
Total shares outstanding, as of December 31, 2005	412.7
Shares issued - employee stock option exercises	1.6
Shares issued - convertible note conversions	1.8
Shares issued - warrant exercises	9.7
Shares repurchased	(5.5)

Total shares outstanding, as of March 31, 2006	420.3

Selected Portfolio Detail - Owned Wireless, Broadcast and In-building Systems
Three Months Ended March 31, 2006
	Wireless	Broadcast	In-building	Total
Tower Count
Beginning balance, January 1, 2006	21,659	407	108	22,174
New construction	54		13	67
Acquisitions	4			4
Reductions	(23)			(23)

Ending balance, March 31, 2006	21,694	407	121	22,222

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

($ in thousands)

The reconciliation of net (loss) income to Adjusted EBITDA, Rental and Management Segment Operating Profit and Rental and Management Segment Gross Margin is as follows:

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
	American Tower	SpectraSite	Consolidated	Consolidated
Net (loss) income	$(11,669)	$9,084	$(2,585)	$(31,561)
Loss from discontinued operations, net	318		318	107

(Loss) income from continuing operations	(11,351)	9,084	(2,267)	(31,454)

Interest expense	44,585	9,672	54,257	54,716
Interest income	(1,137)	(221)	(1,358)	(699)
Income tax provision (benefit)	3,812		3,812	(4,338)
Depreciation, amortization and accretion	84,235	49,026	133,261	81,971
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	(221)	1,735	1,514	2,777
Loss on retirement of long-term obligations	21,577		21,577	15,042
Minority interest in net earnings of subsidiaries	257		257	55
(Income) loss on equity method investments	(4)		(4)	1,098
Non-cash stock-based compensation expense	5,695	3,259	8,954
Other income	(112)	(3,617)	(3,729)	(670)

Adjusted EBITDA	$147,336	$68,938	$216,274	$118,498

Corporate expenses	6,306	2,916	9,222	6,973
Services segment overhead	1,053		1,053	770
Services segment operating expenses	2,016	55	2,071	1,432
Services segment revenue	(4,097)	(53)	(4,150)	(2,785)

Rental and Management Segment Operating Profit	$152,614	$71,856	$224,470	$124,888

Rental and management segment overhead	10,466	5,280	15,746	11,955

Rental and Management Segment Gross Margin	$163,080	$77,136	$240,216	$136,843

The calculation of Adjusted EBITDA Margin is as follows:

	Three Months Ended March 31, 2006
	American Tower	SpectraSite	Consolidated
Adjusted EBITDA	$147,336	$68,938	$216,274
Divided by total revenues	211,946	108,463	320,409

Adjusted EBITDA Margin	70%	64%	67%

The calculation of Free Cash Flow is as follows:

	Three Months Ended March 31, 2006
	American Tower	SpectraSite	Consolidated
Cash provided by operating activities	$92,743	$58,953	$151,696
Payments for purchase of property and equipment and construction activities	(21,444)	(6,932)	(28,376)

Free Cash Flow	$71,299	$52,021	$123,320

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